Exhibit 99.2
Item 1A. Risk Factors
Forward Looking Statements
     Statements of our intentions, beliefs, expectations or predictions for the future, denoted by the words “anticipate,” “believe,” “estimate,” “expect,” “plan,” “project,” “imply,” “intend,” “foresee” and similar expressions, are forward-looking statements that reflect our current views about future events and are subject to risks, uncertainties and assumptions. Such risks, uncertainties and assumptions include those described under “Risk Factors” below and elsewhere in this Form 8-K.
     Actual results could differ materially from those projected in these forward-looking statements as a result of these factors, among others, many of which are beyond our control.
     In making these statements, we are not undertaking, and specifically decline to undertake, any obligation to address or update each or any factor in future filings or communications regarding our business or results, and we are not undertaking to address how any of these factors may have caused changes in information contained in previous filings or communications. The risks described below are not the only risks we face, and additional risks and uncertainties may also impair our business operations. The occurrence of any one or more of the following or other currently unknown factors could materially adversely affect our business and operating results.
Risk Factors
     The following risk factors should be read carefully in connection with evaluating our business and the forward-looking information contained in this Form 8-K. Any of the following risks could materially adversely affect our business, operations, industry or financial position or our future financial performance. While we believe we have identified and discussed below the most significant risk factors affecting our business, there may be additional risks and uncertainties that are not presently known or that are not currently believed to be significant that may adversely affect our business, operations, industry, financial position and financial performance in the future.
Chapter 11 Filing. Our operations are subject to the risks and uncertainties of bankruptcy.
     We filed for protection under Chapter 11 of the Bankruptcy Code on January 12, 2009. During the Chapter 11 Cases, the debtors’ operations, including their ability to execute the business plan, are subject to the risks and uncertainties associated with bankruptcy. Risks and uncertainties associated with the Chapter 11 Cases include the following:
•	Actions and decisions of our creditors and other third parties with interests in our Chapter 11 Cases may be inconsistent with our plans;

•	Our ability to obtain Bankruptcy Court approval with respect to motions filed in the Chapter 11 Cases;

•	Our ability to develop, confirm and consummate a plan with respect to the Chapter 11 proceedings;

•	Our ability to obtain and maintain commercially reasonable terms with vendors and service providers;

•	Our ability to maintain contracts that are critical to our operations;

•	Our ability to execute any potential sale of assets under Section 363 of the Bankruptcy Code;

•	Our ability to retain management and other key individuals; and

•	Risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for us to propose and confirm a plan, to appoint a Chapter 11 trustee or to convert the Chapter 11 Cases to Chapter 7 cases.

     Because of the risks and uncertainties associated with our Chapter 11 Cases, the ultimate impact of any of these events that may occur during these proceedings will have on our business, financial condition and results of operations cannot be accurately predicted or quantified. We cannot provide any assurance as to what values, if any, will be ascribed in our bankruptcy proceedings to our various prepetition liabilities, common stock and other securities. As a result of Chapter 11 Cases, our currently outstanding common stock could have little or no value and may be canceled or compromised under any plan we might propose and, therefore, we believe that the value of our various prepetition liabilities and other securities is highly speculative. Accordingly, caution should be exercised with respect to existing and future investments in any of these liabilities or securities.
Our stock is no longer listed on a national securities exchange. It will likely be more difficult for stockholders and investors to sell our common stock or to obtain accurate quotations of the share price of our common stock.
     Effective September 30, 2008, the NYSE delisted our common stock from trading. Our stock is now traded over the counter and is quoted on the Pink Sheet Electronic Quotation Service (“Pink Sheets”). We can provide no assurance that we will be able to re-list our common stock on a national securities exchange or that the stock will continue to be traded on the Pink Sheets. The trading of our common stock over the counter negatively impacts the trading price of our common stock and the levels of liquidity available to our stockholders. In connection with the delisting of our stock, there may also be other negative implications, including the potential loss of confidence in our company by suppliers, customers and employees and the loss of institutional investor interest in our common stock.
Our substantial indebtedness adversely affects our financial condition.
     We currently have a substantial amount of indebtedness, which adversely affects our financial condition and could have important consequences to you. Our indebtedness:
•	Makes it more difficult for us to satisfy our obligations under our debt securities;

•	Increases our vulnerability to general adverse economic conditions;

•	Limits our ability to obtain necessary financing and to fund future working capital, capital expenditures and other general corporate requirements;

•	Requires us to dedicate a substantial portion of our cash flow from operations to payments on our indebtedness, thereby reducing the availability of our cash flow to fund working capital, capital expenditures and for other general corporate purposes;

•	Limits our flexibility in planning for, or reacting to, changes in our business and the industry in which we operate;

•	Places us at a competitive disadvantage compared to our competitors that have less debt;

•	Limits our ability to pursue acquisitions and sell assets; and

•	Limits, along with the financial and other restrictive covenants in our indebtedness, our ability to borrow additional funds. Failing to comply with those covenants could result in an event of default or require redemption of indebtedness. Either of these events could have a material adverse effect on us.
     Our ability to make payments on and to refinance our indebtedness will depend on our ability to generate cash in the future, which is dependent on various factors. These factors include the demand for TiO2 which is influenced by the level of overall economic activity, commodity prices for ore, chemicals and energy as well as general economic, financial, competitive, legislative, regulatory and other factors that are beyond our control.
Our liquidity position imposes significant risks to our operations.
     Because of the pendency of the Chapter 11 Cases and our liquidity constraints, our ability to maintain normal credit terms with our suppliers has become impaired. We have been required to pay cash in advance to certain vendors and have experienced restrictions on the availability of trade credit, which has further reduced our liquidity. If liquidity problems persist, our suppliers could refuse to provide key products and services in the future. In addition, due to negative public perception of our financial condition and results of operations, in particular with regard to our potential failure to meet our debt obligations, some customers may become reluctant to enter into long-term agreements with us.
     The DIP Credit Agreement provides for an aggregate commitment of up to $125 million, which permits borrowings on a revolving basis. The company received approval from the Bankruptcy Court to access the full amount of this facility. As of February 28, 2009, the applicable borrowing base supported borrowings to the full amount of the facility and the amount available for additional borrowings under the DIP Credit Agreement was $75 million. There can be no assurance that the amount of cash from operations together with amounts available under our DIP Credit Agreement will be sufficient to fund operations. In the event that cash flows and available borrowings under the DIP Credit Agreement are not sufficient to meet our liquidity requirements, we may be required to seek additional financing. There can be no assurance that such additional financing would be available or, if available, offered on acceptable terms. Failure to secure any necessary additional financing would have a material adverse impact on our operations.
     The terms of the DIP Credit Agreement provide for customary representations and warranties, affirmative and negative covenants and events of defaults. The company is also required to, among other things, (i) meet certain financial covenants, including minimum earnings before interest, taxes, depreciation, amortization and reorganization expenses and minimum liquidity targets, on a consolidated basis, (ii) subject to certain exceptions, cause each of the subsidiaries to do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence; and (iii) (a) provide within 90 days (or 100 days, in the case of the fiscal year ending December 31, 2008) after the end of each fiscal year audited financial statements, and (b) provide within 45 days after the end of each of the first three fiscal quarters of each fiscal year, financial statements with respect to such quarter. The company has not provided its audited financial statements within such 100 day period with respect to the fiscal year ending December 31, 2008.
     On March 13, 2009, the company’s German subsidiaries, Tronox GmbH and Tronox Pigments GmbH, filed applications with the Insolvency Court in Krefeld, Germany, to commence insolvency proceedings. The insolvency filing was a breach of the covenant, described in clause (ii) of the paragraph immediately above, under the DIP Credit Agreement. On March 19, 2009, the company notified Credit Suisse, the Administrative Agent under the DIP Credit Agreement, and each lender regarding the covenant breach. On March 31, 2009, Credit Suisse, delivered a notice confirming the breach of the covenant described above.
     The company is working with its Agents to obtain a waiver for these covenant breaches but there is no assurance these waivers can be obtained.
     A breach of any of the covenants imposed on us by the terms of the DIP Credit Agreement could result in a default under the agreement. In the event of a default, the lenders could terminate their commitments to us and could accelerate the repayment of all of our indebtedness under the agreement. In such case, we may not have sufficient funds to pay the total amount of accelerated obligations, and our lenders under the DIP Credit Agreement could proceed against the collateral securing the agreement. Any acceleration in the repayment of our indebtedness or related foreclosure could adversely affect our business.
We are subject to significant liabilities and claims that are in addition to those associated with our primary business. These liabilities and claims are adversely affecting our financial condition and results of operations and we could suffer losses as a result of these liabilities and claims even if our primary business performs well.
     We currently operate our chemical business through our subsidiary, Tronox Worldwide LLC, and its subsidiaries. Tronox Worldwide LLC, its subsidiaries and their predecessors have operated a number of businesses in addition to the current chemical business, including businesses involving the treatment of forest products, the production of ammonium perchlorate and other chemicals, the refining and marketing of petroleum products, offshore contract drilling, coal mining and the mining, milling and processing of nuclear materials. As a result, we are subject to significant liabilities and claims that are in addition to those associated with our primary business, including legal, regulatory and environmental liabilities and claims. For example, we have liabilities and claims relating to the remediation of various sites at which chemicals such as creosote, perchlorate, low-level radioactive substances, asbestos and other materials have been used or disposed. Our financial condition and results of operations are adversely affected by these liabilities and claims. We also could suffer losses as a result of these liabilities and claims even if our primary business performs well.
The costs of compliance with the extensive environmental, health and safety laws and regulations which we are subject to or the inability to obtain, update or renew permits required for the operation of our business could reduce our profitability or otherwise adversely affect us.
     Our current and former operations involve the generation and management of regulated materials that are subject to various environmental laws and regulations and are dependent on the periodic renewal of permits from various governmental agencies. The inability to obtain, update or renew permits related to the operation of our businesses, or the costs required in order to comply with permit standards, could have a material adverse affect on us.
     In addition, changes in the laws and regulations to which we are subject, or their interpretation, or the enactment of new laws and regulations, could result in materially increased and unanticipated capital expenditures and compliance costs. For example, the Registration, Evaluation and Authorization of Chemicals regulatory scheme in the European Union, will affect our European operations by imposing on us a testing, evaluation and registration program for some of the chemicals that we use or produce. At the present time, we are not able to predict the ultimate cost of compliance with these requirements or their effect on our business.
     Environmental laws and regulations obligate us to remediate various sites at which chemicals such as creosote, perchlorate, low-level radioactive substances, asbestos and other materials have been disposed of or released. Some of these sites have been designated Superfund sites by the EPA under the CERCLA. The discovery of contamination arising from historical industrial operations at some of our properties has exposed us, and in the future may continue to expose us to significant remediation obligations and other damages.
Interruptions of operations at our facilities may result in liabilities or lower operating results.
     Due to the nature of our business, we are exposed to the hazards associated with chemical manufacturing and the related storage and transportation of raw materials, products and wastes. These hazards could lead to an interruption or suspension of operations and due to the interdependence of these facilities could have an adverse effect on the productivity and profitability of a particular manufacturing facility or on us as a whole. Potential hazards include the following:
•	Piping and storage tank leaks and ruptures;

•	Mechanical failure;

•	Severe weather and natural disasters;

•	Employee exposure to hazardous substances; and

•	Chemical spills and other discharges or releases of toxic or hazardous substances or gases.
     There is also a risk that one or more of our key raw materials or one or more of our products may be found to have currently unrecognized toxicological or health-related impact on the environment or on our customers or employees. Such hazards may cause personal injury and loss of life, damage to property and contamination of the environment, which could lead to government fines or work stoppage injunctions and lawsuits by injured persons. If such actions are determined to be adverse to us, we may have inadequate insurance to cover such claims, or we may have insufficient cash flow to pay for such claims. Such outcomes could adversely affect our financial condition and results of operations.
     We maintain property, business interruption, casualty and terrorism insurance that we believe is in accordance with customary industry practices, but we are not fully insured against all potential hazards incident to our businesses, including losses resulting from natural disasters or terrorist acts. Changes in insurance market conditions have in the past caused, and may in the future cause, premiums and deductibles for certain insurance policies to increase substantially and, in some instances, for certain insurance to become unavailable or available only for reduced amounts of coverage. If we were to incur a significant liability for which we were not fully insured, we might not be able to finance the amount of the uninsured liability on terms acceptable to us or at all, and might be obligated to divert a significant portion of our cash flow from normal business operations.
Violations or noncompliance with the extensive environmental, health and safety laws and regulations to which we are subject could result in unanticipated loss or liability.
     Our operations and production facilities are subject to extensive environmental and health and safety laws and regulations at national, international and local levels in numerous jurisdictions relating to pollution, protection of the environment, transporting and storing raw materials and finished products and storing and disposing of hazardous wastes. We may incur substantial costs, including fines, damages, criminal or civil sanctions and remediation costs, or experience interruptions in our operations, for violations arising under these laws and regulations. In the event of a catastrophic incident involving any of the raw materials we use or chemicals we produce, we could incur material costs as a result of addressing the consequences of such event.
     We are party to a number of legal and administrative proceedings involving environmental and other matters pending in various courts and before various agencies. These include proceedings associated with facilities currently or previously owned, operated or used by us or our predecessors, and include claims for personal injuries, property damages, injury to the environment, including natural resource damages and non-compliance with permits. Any determination that one or more of our key raw materials or products, or the materials or products associated with facilities previously owned, operated or used by us or our predecessors, has, or is characterized as having a toxicological or health-related impact on our environment, customers or employees could subject us to additional legal claims. These proceedings and any such additional claims may be costly and may require a substantial amount of management attention, which may have an adverse affect on our financial condition and results of operations.
Market conditions and cyclical factors that adversely affect the demand for the end-use products that contain our titanium dioxide could adversely affect our results.
     Historically, regional and world events that negatively affect discretionary spending or economic conditions generally, such as terrorist attacks, the incidence or spread of contagious diseases or other economic, political, or public health or safety conditions, have adversely affected demand for the finished products that contain TiO2 and from which we derive substantially all of our revenue. Events such as these are likely to contribute to a general reluctance by the public to purchase “quality of life” products, which could cause a decrease in demand for our chemicals and, as a result, may have an adverse effect on our results of operations and financial condition.
     Additionally, the demand for TiO2 during a given year is subject to seasonal fluctuations. TiO2 sales are generally higher in the second and third quarters of the year than in the other quarters due in part to the increase in paint production in the spring to meet demand resulting from the spring and summer painting season in North America and Europe. We may be adversely affected by existing or future cyclical changes, and such conditions may be sustained or further aggravated by anticipated or unanticipated changes in regional weather conditions.
Our business, financial condition and results of operations could be adversely affected by global and regional economic downturns and other conditions.
     We have significant production, sales and marketing operations throughout the U.S., Europe and the Asia-Pacific region, with approximately 1,100 customers in approximately 100 countries. We also purchase many of the raw materials used in the production of our products in foreign jurisdictions. In 2008, approximately 44% of our total revenues were generated from production outside of the U.S. Due to these factors, our performance, particularly the performance of our pigment segment, is cyclical and tied closely to general economic conditions, including global GDP. As a result, our business, financial condition and results of operations are vulnerable to political and economic conditions affecting global gross domestic product and the countries in which we operate. Precipitated by the financial crisis in the U.S. in 2008, the global economy entered a recession in 2008 with real GDP declining by 1.3%. The recession is expected to continue in 2009 with GDP growth forecasted to further decline by 2.8% according to the National Association for Business Economics. Based on these factors, global and regional economic downturns and other conditions, such as downturns in the housing or construction industries, may have an adverse effect on our financial condition and results of operations.
Our results of operations may be adversely affected by fluctuations in currency exchange rates.
     The financial condition and results of operations of our operating entities in the European Union, among other jurisdictions, are reported in various foreign currencies and then translated into U.S. dollars at the applicable exchange rate for inclusion in the financial statements. As a result, any appreciation of the U.S. dollar against these foreign currencies will have a negative impact on our reported sales and operating margin. In addition, our operating entities often need to convert currencies they receive for our products into currencies in which they purchase raw materials or pay for services, which could result in a gain or loss depending on fluctuations in exchange rates. Because we have significant operations in Europe and Australia, we are exposed primarily to fluctuations in the euro and the Australian dollar.
     In the past, we have sought to minimize our foreign currency translation risk by engaging in hedging transactions. We may be unable to effectively manage our foreign currency translation risk, and any volatility in foreign currency exchange rates may have an adverse effect on our financial condition or results of operations.
Our industry and the end-use markets in which we compete are highly competitive. This competition may adversely affect our results of operations and operating cash flows.
     Each of the markets in which we compete is highly competitive. Competition is based on a number of factors such as price, product quality and service. We face significant competition from major international producers, including the four other major producers, as well as smaller regional competitors. Our most significant competitors include major chemicals and materials manufacturers and diversified companies, a number of which have substantially larger financial resources, staffs and facilities than we do. The additional resources and larger staffs and facilities of such competitors may give them a competitive advantage when responding to market conditions and capitalizing on operating efficiencies. Increased competition could result in reduced sales, which could adversely affect our profitability and operating cash flows.
     In addition, within the end-use markets in which we compete, competition between products is intense. We face substantial risk that certain events, such as new product development by our competitors, changing customer needs, production advances for competing products or price changes in raw materials, could cause our customers to switch to our competitor’s products. If we are unable to develop and produce or market our products to compete effectively against our competitors following such events, our results of operations and operating cash flows may suffer.
Fluctuations in costs of our raw materials or our access to supplies of our raw materials could have an adverse effect on our results of operations.
     In 2008, raw materials used in the production of TiO2 constituted approximately 27% of our operating expenses. Costs of many of the raw materials we use may fluctuate widely for a variety of reasons, including changes in availability, major capacity additions or reductions or significant facility operating problems. These fluctuations could negatively affect our operating margins and our profitability. As these costs rise, our operating expenses likely will increase and could adversely affect our business, especially if we are unable to pass price increases in raw materials through to our customers.
     Should our vendors not be able to meet their contractual obligations or should we be otherwise unable to obtain necessary raw materials, we may incur higher costs for raw materials or may be required to reduce production levels, which may have an adverse effect on our financial position, results of operations or liquidity.
We are subject to various labor and employment legal regimes in the jurisdictions in which we operate, many of which are more restrictive than in the U.S. Our relationship with our employees could deteriorate, which could adversely affect our operations.
     In the U.S., approximately 187 employees as of December 31, 2008, at our Savannah, Georgia, facility were members of a union and subject to a collective bargaining arrangement that is scheduled to expire in May 2009. Approximately 46% of our employees are employed outside the U.S. In certain of those countries, such as Australia and the member states of the European Union, labor and employment laws are more restrictive than in the U.S. and, in many cases, grant significant job protections to employees, including rights on termination of employment.
     We are required to consult with and seek the consent or advice of the unions or works’ councils that represent our employees for certain of our activities. This requirement could have a significant impact on our flexibility in managing costs and responding to market changes. Furthermore, there can be no assurance that we will be able to negotiate labor agreements with our unionized employees in the future on satisfactory terms. If those employees, as a result of a contract expiration or otherwise, were to engage in a strike, work stoppage or other slowdown, or if any of our other employees were to become unionized, we could experience a significant disruption of our operations or higher ongoing labor costs, which could adversely affect our financial condition and results of operations. The Collective Bargaining Agreement (the “CBA”) with the International Association of Machinist and Aerospace Workers (the “IAM”) covering the bargaining employees at our pigment plant in Savannah, GA expires on May 27, 2009. We received a request to negotiate from the IAM and the company anticipates entering discussion on an amendment or modification of the CBA. There is no guaranty that the company will be able to reach an agreement for such an amendment or modification of the CBA.
Third parties may claim that the products we make or the processes we use infringe their intellectual property rights, which may cause us to pay unexpected litigation costs or damages or prevent us from making, using or selling the products we make or require us to alter the processes we use.
     Although currently there are no pending or threatened proceedings or claims relating to alleged infringement, misappropriation, or violation of the intellectual property rights of others, we may be subject to legal proceedings and claims in the future in which third parties allege that their patents or other intellectual property rights are infringed, misappropriated or otherwise violated by us or by our products or processes. In the event that any such infringement, misappropriation or violation of the intellectual property rights of others is found, we may need to obtain licenses from those parties or substantially re-engineer our products or processes in order to avoid such infringement, misappropriation or violation. We might not be able to obtain the necessary licenses on acceptable terms or be able to re-engineer our products or processes successfully. Moreover, if we are found by a court of law to infringe, misappropriate or otherwise violate the intellectual property rights of others, we could be required to pay substantial damages or be enjoined from making, using or selling the infringing products or technology. We also could be enjoined from making, using or selling the allegedly infringing products or technology pending the final outcome of the suit. Any of the foregoing could adversely affect our financial condition and results of operations.
Third parties may develop new intellectual property rights for new processes and/or products that we would be restricted from using.
     Results of our operations may also be negatively impacted if a competitor develops or has the right to use intellectual property rights for new processes or products and we cannot obtain similar rights on favorable terms and are unable to independently develop non-infringing competitive alternatives.
If we are not able to continue our technological innovation and successful commercial introduction of new products, our profitability could be adversely affected.
     Our industries and the end-use markets into which we sell our products experience periodic technological change and product improvement. Our future growth will depend on our ability to gauge the direction of commercial and technological progress in key end-use markets and on our ability to fund and successfully develop, manufacture and market products in such changing end-use markets. We must continue to identify, develop and market innovative products or enhance existing products on a timely basis in order to maintain our profit margins and our competitive position. We may not be able to develop new products or technology, either alone or with third parties, or license intellectual property rights from third parties on a commercially competitive basis. If we fail to keep pace with the evolving technological innovations in our end-use markets on a competitive basis, our financial condition and results of operations could be adversely affected.
If our intellectual property were compromised or copied by competitors, or if competitors were to develop similar intellectual property independently, our results of operations could be negatively affected.
     Our success depends to a significant degree upon our ability to protect and preserve our intellectual property rights. Although we own and have applied for numerous patents and trademarks throughout the world, we may have to rely on judicial enforcement of our patents and other proprietary rights. Our patents and other intellectual property rights may be challenged, invalidated, circumvented, rendered unenforceable or otherwise compromised. A failure to protect, defend or enforce our intellectual property could have an adverse effect on our financial condition and results of operations.

     We also rely upon unpatented proprietary technology, know-how and other trade secrets to maintain our competitive position. While it is our policy to enter into confidentiality agreements with our employees and third parties to protect our proprietary expertise and other trade secrets, these agreements may not be enforceable or, even if legally enforceable, we may not have adequate remedies for breaches of such agreements. We also may not be able to readily detect breaches of such agreements. The failure of our patents or confidentiality agreements to protect our proprietary technology, know-how or trade secrets could result in significantly lower revenues, reduced profit margins or loss of market share.
     We may be unable to determine when third parties are using our intellectual property rights without our authorization. We also have licensed certain of our intellectual property rights to third parties, and we cannot be certain that our licensees are using our intellectual property only as authorized by the applicable license agreement. The undetected or unremedied, unauthorized use of our intellectual property rights or the legitimate development or acquisition of intellectual property related to our industry by third parties could reduce or eliminate any competitive advantage we have as a result of our intellectual property, adversely affecting our financial condition and results of operations. If we must take legal action to protect, defend or enforce our intellectual property rights, any suits or proceedings could result in significant costs and diversion of our resources and our management’s attention, and we may not prevail in any such suits or proceedings. A failure to protect, defend or enforce our intellectual property rights could have an adverse effect on our financial condition and results of operations.
Shared control of our joint venture may delay decisions or actions important for operations.
     A portion of our operations currently are conducted through a joint venture with Exxaro Resources Limited.
     Our forecasts and plans with respect to this joint venture assume that our joint venture partner will observe their joint venture obligations. In the event that our joint venture partner does not observe their joint venture obligations, it is possible that the joint venture would not be able to operate in accordance with its business plans or that we would be required to increase our level of commitment in order to give effect to such plans.
     As with any joint venture arrangement, differences in views among the joint venture participants may result in delayed decisions or in failures to agree on major matters, potentially adversely affecting the business and operations of the joint venture and in turn our business and operations.